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                                                                     Exhibit 8.1

                                August 25, 1998


VIA HAND DELIVERY


RENDITION, INC.
999 E. Arques Avenue
Sunnyvale, CA  94086

Attention: CEO

          RE:  EXHIBIT TAX OPINION TO THE S-4 REGISTRATION STATEMENT FILED IN
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CONNECTION WITH THE MERGER TRANSACTION INVOLVING RENDITION, INC. AND MICRON
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TECHNOLOGY, INC.
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Ladies and Gentlemen:

     We have been requested to render this opinion concerning certain matters of United States federal income tax law in connection with the proposed merger (the "MERGER") involving Rendition, Inc. a corporation organized and existing under the laws of the State of California ("RENDITION") and Micron Technology, Inc. a corporation organized and existing under the laws of the state of Delaware ("MICRON"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on July 29, 1998, and related Exhibits thereto, as thereafter amended pursuant to Amendment No. 1 to be filed on or about August 27, 1998 (the "S-4 REGISTRATION STATEMENT"). Our opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

     The Merger is structured as a statutory merger of RENDITION with and into MICRON, with MICRON surviving the merger pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Reorganization between RENDITION and MICRON (the "AGREEMENT") and the related Agreement of Merger, including exhibits and schedules attached thereto (collectively the "MERGER AGREEMENTS"). Except as otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

     We have acted as legal counsel to RENDITION in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

     1.  The Merger Agreements;
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     2.  An Officers' Tax Certificate of MICRON dated August 25, 1998, signed by an authorized officer of MICRON and delivered to us from MICRON and incorporated herein by reference;

     3. An Officer's Tax Certificate of RENDITION dated August 25, 1998, signed by an authorized officer of RENDITION and delivered to us from RENDITION and incorporated herein by reference.

     In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of RENDITION and MICRON or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

     a. Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

     b. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification;

     c. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

     d. The Merger will be consummated pursuant to the Merger Agreements and will be effective under applicable state law; and

     e. The Merger will be reported by MICRON and RENDITION on their respective United States federal income tax returns in a manner consistent with the opinion set forth below.

     f. All amounts reflected as indebtedness on MICRON's books will be treated as debt for federal tax purposes.

     g. All amounts reflected as indebtedness on RENDITION's books will be treated as debt for federal tax purposes.

     h. Neither the MICRON Common Stock issued in the Merger nor the RENDITION Stock exchanged in the Merger will be treated as debt for federal tax purposes.

     i. After the Merger, MICRON will comply with the record keeping and filing requirements of Treasury Regulations section 1.368-3.

     In addition to the above, our opinion is conditioned on the delivery of an opinion of counsel, substantially identical to this opinion, to MICRON from Holland & Hart and that such opinion will not be withdrawn prior to the Effective Date.
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     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, our opinion is that, if the Merger is consummated in accordance with the provisions of the Merger Agreements (and without any waiver, breach or amendment of any of the provisions thereof), the Merger of RENDITION with and into MICRON, with MICRON surviving the Merger, will qualify as a reorganization within the meaning of
Section 368(a) of the Code, and that MICRON and RENDITION each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

     Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinions set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the United States federal income tax laws.

     Our opinion concerning certain of the United States federal tax consequences of the Merger are limited to the specific United States federal tax consequence presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the United States federal income tax attributes of MICRON or RENDITION; (ii) any transaction in which RENDITION Stock is acquired or MICRON Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of (S) 421 of the Code to dispositions of RENDITION Stock; (iv) the effects of the Merger and MICRON'S assumption of outstanding options to acquire RENDITION Stock on the holders of such options under any RENDITION employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any RENDITION Stock subject to the provision of (S) 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of (S) 280G of the Code; (vii) the application of the collapsible corporation provisions of (S) 341 of the Code to RENDITION or MICRON as a result of the Merger; (viii) the effects of the Merger on persons who exercise options to purchase Rendition Common Stock; and (ix) the effects of the Merger on persons who exercise warrants to purchase shares of Rendition Preferred Stock.

     No ruling has been or will be requested from the Service concerning the United States federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing United States federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should also be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

     This exhibit opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any
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other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears.



                                      Very truly yours,


                                      /s/ Fenwick & West LLP
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                                      FENWICK & WEST LLP
                                      A Limited Liability Partnership Including
                                      Professional Corporations